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                                                                      Exhibit 11

                 MOLTEN METAL TECHNOLOGY, INC. AND SUBSIDIARIES

      COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME (LOSS) PER SHARE


                                                                      YEAR ENDED DECEMBER 31,
                                                            --------------------------------------------
                                                                1996            1995            1994
                                                            ------------     -----------    ------------
PRIMARY NET INCOME (LOSS) PER SHARE:
 Net income (loss)                                          $(61,181,464)    $   354,789    $(14,569,255)
                                                            ============     ===========    ============

Weighted average common shares outstanding                    23,313,243      22,354,056      21,904,213
Incremental shares from use of treasury stock method for
  stock options and warrants (i)                                      --       2,356,367              --
                                                            ------------     -----------    ------------
    Common and common equivalent shares, where applicable     23,313,243      24,710,423      21,904,213
                                                            ============     ===========    ============

    Net income (loss) per share                             $      (2.62)    $      0.01    $      (0.67)
                                                            ============     ===========    ============


NET INCOME (LOSS) PER SHARE ASSUMING FULL DILUTION:
 Net income (loss)                                          $(61,181,464)    $   354,789    $(14,569,255)
                                                            ============     ===========    ============

Weighted average common shares outstanding                    23,313,243      22,354,056      21,904,213
Incremental shares from use of treasury stock method for
  stock options and warrants (i)                                      --       2,470,146              --
                                                            ------------     -----------    ------------
    Common and common equivalent shares, where applicable     23,313,243      24,824,202      21,904,213
                                                            ============     ===========    ============

     Net income (loss) per share                            $      (2.62)    $      0.01    $      (0.67)
                                                            ============     ===========    ============

(i) For the years ended December 31, 1996 and 1994, the incremental shares from the use of the treasury stock method for options and warrants have been excluded from the computation since their effect is anti-dilutive.